EXHIBIT 99.3
SOUTHPORT, CONNECTICUT 06890 U.S.A.
FOR RELEASE MAY 25, 2006
For further information contact: Stephen L. Sanetti, President and Interim
Chief Executive Officer (203) 259-7843
THOMAS A. DINEEN NAMED VICE PRESIDENT
OF STURM, RUGER & CO., INC.
SOUTHPORT, CT — May 25, 2006— Sturm, Ruger & Company, Inc. (NYSE:RGR) is pleased to announce the immediate appointment of Thomas A. Dineen to serve as Vice President, Chief Financial Officer, and Treasurer of the Company.
Tom Dineen is a 1990 graduate of Boston College. Prior to coming to Sturm, Ruger & Co., Inc. he was an Audit Manager at KPMG LLP. He was hired by the Company in 1997 to serve as its Manager of Corporate Accounting. He became the Company’s Chief Financial Officer in May 2003 and has served with great distinction in that position since that time.
“Tom Dineen has been an exemplary CFO,” said Sturm, Ruger President Stephen L. Sanetti. “During the many new challenges presented by new standards of corporate governance enacted in the Sarbanes-Oxley Act and other financial best practices and regulations, Tom has always met these challenges with a smile and with financial acumen. His integrity is completely above reproach and he sets high standards for himself, the finance department, and the entire financial affairs of the Company.”
“I can think of no better qualified individual nor a finer person to work with in meeting today’s financial reporting requirements,” Sanetti concluded.

Sturm, Ruger is the nation’s leading manufacturer of high-quality firearms for recreation and law enforcement, and a major producer of precision steel and titanium investment castings. Sturm, Ruger is headquartered in Southport, CT, with plants and foundries located in Newport, NH and Prescott, AZ.
Sturm, Ruger & Co., Inc.
Arms Makers for Responsible Citizens®